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                                                                   EXHIBIT 10.52

NationsBank, N.A.
Charlotte, NC 28255
Tel 704 386-5000


                                August 27, 1997


ALAMAC KNIT FABRICS, INC.
507 West Tenth Street
West Point, Georgia 31833


     Termination of Commitments and Release of Liens

Gentlemen:

Reference is made to (i) that certain Credit Agreement, dated as of December 4, 1995, by and among Alamac Knit Fabrics, Inc. (the "Borrower"), AIH Inc. and Alamac Enterprises, Inc. as guarantors (the "Guarantors"), NationsBank, N.A. as agent (the "Agent"), and the various financial institutions parties thereto from time to time, as amended from time to time (the "Alamac Credit Agreement"), and (ii) that certain Amended and Restated Credit Agreement among WestPoint Stevens Inc. (the "Borrower"), NationsBank of North Carolina, N.A. (now known as NationsBank, N.A.) as administrative agent (the "Administrative Agent"), and the various financial institutions parties thereto from time to time (the "Lenders"), as amended from time to time (the "WestPoint Credit Agreement"). The Alamac Credit Agreement and the WestPoint Credit Agreement shall be referred to together as the "Loan Agreements".

The Agent and the Lenders understand that the Borrower desires to terminate, and hereby terminates, all Commitments under the Alamac Credit Agreement, that the Borrower requests that all liens and other encumbrances upon the property of the Borrower and the Guarantors be released, and that the Borrower and the Guarantors be released from their respective guaranties of payment with respect to the WestPoint Credit Agreement. In connection therewith:

     1. The Agent, on behalf of itself and the Banks, and the Borrower hereby acknowledge and agree as follows:

     A. Upon the Agent's receipt of this letter duly executed by the Borrower and the Guarantors (the time and date at which the Agent has received such executed counterpart being referred to as the "Effective Time"):

          (i) any and all liens and security interests in favor of the Agent, the Administrative Agent, or any Lender created under or in connection with the Loan Agreements or any other credit document in any of the assets of any of the Borrower or the Guarantor shall automatically be released and terminated without any further action on the part of the Agent, the Administrative Agent, or any Lender;


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          (ii) the Agent and the Administrative Agent shall, at the cost of the
     Borrower, promptly execute and deliver to the Borrower any and all necessary release documents (including, without limitation, UCC-3 financing statements in connection with the UCC-1 financing statements), each in form and substance reasonably satisfactory to the Borrower, to evidence the release and termination of the liens and security interests in favor of the Agent, the Administrative Agent and the Lenders created under or in connection with the Loan Agreements in any and all assets of the Borrower or the Guarantors and to effect such release of record;

          (iii) the Borrower and the Guarantors are released and discharged of any and all claims, demands, obligations, liabilities, costs and expenses, now existing or hereafter arising, under or in respect of the Loan Agreements, except for: (a) indemnification obligations owing to the Agent, the Administrative Agent, or any of the Lenders which pursuant to the Loan Agreements survive repayment of the loans or the termination of commitments, (b) claims against the Borrower or the Guarantors in connection with any bankruptcy or insolvency proceeding of the Borrower or the Guarantors, if and to the extent any payment or other transfer made by the Borrower or the Guarantors to the Lenders, the Administrative Agent, or the Agent on or prior to the Effective Time is avoided or otherwise rescinded, so that such Lender(s), the Administrative Agent, or the Agent is required pursuant to any final order of a court of competent jurisdiction to repay such payment or transfer, and (c) any costs, expenses, claims or liabilities arising hereunder or in connection herewith, including without limitation the reasonable attorneys' fees and expenses of the Agent, the Administrative Agent and the Lenders; and

          (iv) the Agent and the Administrative Agent shall, at the cost of the borrower, promptly execute and deliver or cause to be executed and delivered such documents and agreements and take or cause to be taken such action, in each instance, as the Borrower shall reasonably request to effectuate the agreements and purposes of this letter agreement.

     5. By their signatures below, the Borrower and the Guarantors hereby agree that upon the Effective Time, each of the Lenders, the Agent, and the Administrative Agent is irrevocably and unconditionally released and discharged of any and all claims, demands, obligations, liabilities, costs and expenses, now existing or hereafter arising, under or in connection with the Loan Agreements or any other documents related thereto (including, without limitation, any obligation or Commitment of any Lender to provide any financial accommodations to the Borrower or the Guarantors under the Alamac Credit Agreements).

     6. The release herein is being made without any representation or warranty of any kind, express or implied, to the Borrower, the Guarantors, or any other person and is without recourse to the Agent, the Administrative Agent, or any of the Lenders.


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     7. This letter agreement:

          (i) shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without reference to principles of conflicts of laws;

          (ii) sets forth the entire agreement between the parties hereto relating to the subject matter hereof, and no term or provision of this letter agreement may be amended, changed, waived, discharged or terminated orally or otherwise, except in a writing signed by each such party;

          (iii) may be executed in one or more counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument; and

          (iv) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                                      Very truly yours,

                                      NATIONSBANK, N.A., as Agent and
                                           Administrative Agent


                                      By:      /s/ J. Timothy Martin
                                            ----------------------------

                                      Name:    J. TIMOTHY MARTIN
                                            ----------------------------

                                      Title:   Senior Vice-President
                                             ---------------------------


ACKNOWLEDGED AND AGREED on
this ____ day of August, 1997:

ALAMAC KNIT FABRICS, INC.


By:      /s/ M. Clayton Humphrey Jr.
       ----------------------------

Title:   V.P.
       ----------------------------


AIH, INC.

By:      /s/
       ----------------------------

Title:   Treasurer
       ----------------------------


ALAMAC ENTERPRISES INC.

By:      /s/
       ----------------------------

Title:   Treasurer
       ----------------------------


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